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Exhibit 1.1

4,900,000 Common Units
GLOBAL PARTNERS LP
Representing Limited Partner Interests
UNDERWRITING AGREEMENT

[                        ], 2005

LEHMAN BROTHERS INC.
KEY BANC CAPITAL MARKETS,
        A DIVISION OF MCDONALD INVESTMENTS INC.
RAYMOND JAMES & ASSOCIATES, INC.
RBC CAPITAL MARKETS CORPORATION
BANC OF AMERICA SECURITIES LLC

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        Global Partners LP, a Delaware limited partnership (the "Partnership"), proposes to sell 4,900,000 common units (the "Firm Units"), each representing a limited partner interest in the Partnership (the "Common Units"). In addition, the Partnership proposes to grant to the Underwriters named in Schedule 1 hereto (the "Underwriters") an option to purchase up to an additional 735,000 Common Units on the terms and for the purposes set forth in Section 2 (the "Option Units"). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the "Units." This is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

        It is understood and agreed to by all parties that the Partnership was formed to acquire, own and operate the refined petroleum product terminalling, marketing and distribution business that historically has been conducted by Global Companies LLC, a Delaware limited liability company ("Global Companies"), Global Montello Group LLC, a Delaware limited liability company ("Global Montello LLC"), Chelsea Sandwich LLC, a Delaware limited liability company ("Chelsea Sandwich"), and Glen Hes Corp., a Delaware corporation ("Glen Hes," and together with Global Companies, Global Montello LLC and its successor by conversion, and Chelsea Sandwich, the "Operating Subsidiaries," each an "Operating Subsidiary"), as described more particularly in the Prospectus (as defined in Section 1(a) hereof). At the time of each Delivery (as defined in Section 4), the Partnership will operate its business through Global Operating LLC, a Delaware limited liability company (the "Operating Company"). Global GP LLC, a Delaware limited liability company (the "General Partner"), will be the general partner of the Partnership. The Partnership will be the sole member of the Operating Company. Global Petroleum Corp., a Massachusetts corporation ("Global Petroleum"), Montello Oil Corporation, a New Jersey corporation ("Montello Oil"), Larea Holdings LLC, a Delaware limited liability company ("Larea Holdings") and Larea Holdings II LLC, a Delaware limited liability company ("Larea Holdings II") will be the only members of the General Partner. The General Partner, the Partnership and the Operating Company are hereinafter referred to as the "Global Parties." The General Partner, the Partnership, the Operating Company and the Operating Subsidiaries are collectively referred to herein as the "Partnership Entities."

        Furthermore, as of the date hereof:

          (a)   Global Petroleum owns 36% of the membership interests of Global Companies; Montello Oil owns 49% of the membership interests of Global Companies; Larea Holdings owns 10% of the membership interests of Global Companies; and Larea Holdings II 5% of the membership interests of Global Companies;

          (b)   Global Petroleum owns 36% of the membership interests of Global Montello LLC; Montello Oil owns 49% of the membership interests of Global Montello LLC; Larea Holdings owns 10% of the membership interests of Global Montello LLC; and Larea Holdings II 5% of the membership interests of Global Montello LLC;

          (c)   Chelsea Terminal Limited Partnership, a Massachusetts limited partnership ("Chelsea Terminal"), owns 84% of the membership interests of Chelsea Sandwich; Sandwich Terminal, L.L.C., a Massachusetts limited liability company ("Sandwich Terminal") owns 1% of the membership interests of Chelsea Sandwich; Larea Holdings owns 10% of the membership interests of Chelsea Sandwich; and Larea Holdings II owns 5% of the membership interests of Chelsea Sandwich;

          (d)   Glen Hes is a wholly owned direct subsidiary of Global Companies;

          (e)   Global Petroleum is the sole member of the General Partner;

          (f)    The General Partner is the sole general partner of the Partnership, and Global Petroleum is the sole limited partner of the Partnership; the General Partner owns a 2% general partner interest in the Partnership, and Global Petroleum owns a 98% limited partner interest in the Partnership;

          (g)   The Partnership is the sole member of the Operating Company;

          (h)   The Operating Company and the Operating Subsidiaries have entered into and are the borrowers, and the Partnership and the General Partner have guaranteed the obligations of the borrowers, under the $300 million Senior Secured Credit Facility (the "Credit Agreement") with Bank of America, National Association, and the other lenders party thereto dated as of [                        ], 2005 (collectively with the other financing documents entered into in connection therewith, the "Credit Agreement").

        On or prior to the First Delivery Date (as defined below), the parties hereto will enter into a Contribution, Conveyance and Assumption Agreement (the "Contribution Agreement") pursuant to which the following transactions will occur:

          (a)   Global Companies, Global Montello LLC and Chelsea Sandwich will distribute $[    ] million in cash, accounts receivable and other working capital (other than inventory) to their members;

          (b)   Global Petroleum, Montello Oil, Larea Holdings and Larea Holdings II will convey an interest in Global Companies with an aggregate value equal to 2% of the equity value of the Partnership at the First Delivery Date to the General Partner in exchange for a 2% interest in the General Partner;

          (c)   The General Partner will convey the interest in Global Companies to the Partnership in exchange for (i) a continuation of its 2% general partner interest in the Partnership and (ii) the Incentive Distribution Rights (as defined in the Partnership Agreement (as defined herein)) (the "Incentive Distribution Rights");

          (d)   Global Petroleum, Montello Oil, Larea Holdings, Larea Holdings II, Chelsea Terminal and Sandwich Terminal will convey their interests in Global Montello LLC, Chelsea Sandwich and their remaining interests in Global Companies to the Partnership in exchange for (i) 742,424 Common Units representing a 6.4% limited partner interest in the Partnership, (ii) 5,642,424 subordinated units representing a 49% limited partner interest in the Partnership (the

  "Subordinated Units") and (iii) the Partnership's repayment of $51.0 million of outstanding indebtedness under a term loan of Global Petroleum and certain of its affiliates;

          (e)   The public, through the Underwriters, will contribute $[    ] million in cash to the Partnership, less the Underwriters' spread of $[    ] million, in exchange for 4,900,000 Common Units;

          (f)    The Partnership will convey its interests in Global Companies, Global Montello LLC and Chelsea Sandwich to the Operating Company as a capital contribution;

          (g)   The Partnership will (i) pay transaction expenses associated with the transactions contemplated by this Agreement (ii) repay the $[    ] million of outstanding indebtedness of Global Petroleum and certain of its affiliates and (iii) convey the balance of the proceeds to the Operating Company as a capital contribution;

          (h)   The Operating Company will convey the amount contributed to it by the Partnership to Global Companies, Chelsea Sandwich and Global Montello LLC as capital contributions;

          (i)    The Operating Subsidiaries will use the cash that the Operating Company contributed to them to replenish working capital;

          (j)    Certain assets of Global Companies related to the bunkering and commercial bid operations of Global Companies will be conveyed to Global Montello LLC as capital contribution on behalf of the Operating Company; and

          (k)   Global Montello LLC will file articles of conversion (the "Conversion Documents") with the State of Delaware and be converted into a corporation under Delaware law (the "Conversion") named Global Montello Group Corp. ("Global Montello Corp.").

        The transactions described directly above in clauses (a)-(k) are referred to as the "Transactions." In connection with the Transactions, the parties to the Transactions entered or will enter into various, bills of sale, assignments, conveyances, contribution agreements and related documents (collectively, with the Contribution Agreement, the "Contribution Documents").

        1.    Representations, Warranties and Agreements of the Global Parties.    Each of the Global Parties, jointly and severally, represents, warrants and agrees that:

          (a)   Definitions; No Stop Order. A registration statement on Form S-1 (File No. 333-124755) with respect to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Partnership to you. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Partnership with the consent of Lehman Brothers Inc. pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. If the Partnership

  has filed an abbreviated registration statement to register additional Common Units pursuant to Rule 462(b) under the Rules and Regulations (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or threatened by the Commission.

          (b)   No Material Misstatements or Omissions. The Registration Statement conformed in all material respects at the Effective Time and conforms in all materials respects and any post-effective amendments to the Registration Statement filed after the date hereof will conform in all material respects on the applicable effective date to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus will, when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date (as defined in Section 4) conform in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, at the Effective Time, and the Prospectus, as of its date and on the applicable Delivery Date, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter specifically for inclusion therein, which information is specified in Section 8(e). Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any projections, results of operations or statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

          (c)   Formation and Qualification of the Partnership, the General Partner, the Operating Company, the Operating Subsidiaries, Larea Holdings and Larea Holdings II. Each of the Partnership, the General Partner, the Operating Company, Larea Holdings, Larea Holdings II and each of the Operating Subsidiaries has been (or, in the case of Global Montello Corp., will be as of each Delivery Date (as defined in Section 4 hereof)) duly formed or incorporated and is (or, in the case of Global Montello Corp., will be as of each Delivery Date validly existing) in good standing as a limited partnership, limited liability company or corporation under the laws of the State of Delaware with full partnership, limited liability company or corporate power and authority, as the case may be, necessary to own or lease its properties currently owned or leased or to be owned or leased at each Delivery Date, to assume the liabilities assumed or to be assumed by it pursuant to the Contribution Documents and to conduct its business as currently conducted or to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement and the Prospectus, and each of them is, or at each Delivery Date will be, duly registered or qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not, individually or in the aggregate, (i) have a material adverse effect on the condition (financial or otherwise), partners' equity, results of operations, properties, business or prospects of the Partnership Entities taken as a whole (a "Material Adverse Effect") or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (d)   Formation and Qualification of Global Petroleum, Chelsea Terminal and Sandwich Terminal. Each of the Global Petroleum, Chelsea Terminal and Sandwich Terminal has been duly incorporated or formed and is validly existing in good standing as a corporation, limited partnership or limited liability company under the laws of the State of Massachusetts with full corporate, limited partnership or limited liability company power and authority, as the case may be, necessary to own or lease its properties currently owned or leased or to be owned or leased at each Delivery Date, to assume the liabilities assumed or to be assumed by it pursuant to the Contribution Documents, and to conduct its business as currently conducted or to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement and the Prospectus, and each of them is duly registered or qualified to do business and is in good standing as a foreign corporation, limited partnership or limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not, individually or in the aggregate, (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (e)   Incorporation and Qualification of the Montello Oil. Montello Oil has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of New Jersey with full corporate power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at each Delivery Date, to assume the liabilities assumed or to be assumed by it pursuant to the Contribution Documents and to conduct its business as currently conducted or to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement and the Prospectus and is duly registered or qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not, individually or in the aggregate, (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (f)    Power and Authority to Act as a General Partner. The General Partner has, and as of each Delivery Date will have, full limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement and Prospectus.

          (g)   Ownership of the General Partner Interest in the Partnership. At each Delivery Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership and, at the First Delivery Date, will have a 2.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended or restated at or prior to each Delivery Date, the "Partnership Agreement"); and the General Partner will own such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges and other claims.

          (h)   Ownership of the Sponsor Units and the Incentive Distribution Rights. Assuming no purchase by the Underwriters of Option Units on the First Delivery Date, at the First Delivery Date, after giving effect to the Transactions, Global Petroleum will own 226,736 Common Units and 1,723,196 Subordinated Units, Larea Holdings will own 74,242 Common Units and 564,242 Subordinated Units, Larea Holdings II will own 37,121 Common Units and 282,121 Subordinated Units, Montello Oil will own 308,551 Common Units and 2,344,991 Subordinated Units, Sandwich Terminal will own 1,114 Common Units and 8,464 Subordinated Units and Chelsea Terminal will own 94,659 Common Units and 719,409 Subordinated Units (collectively, the "Sponsor Units"), and the General Partner will own 100% of the Incentive Distribution Rights. All of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement—Limited Liability"); and Global Petroleum, Larea Holdings, Larea Holdings II, Montello Oil, Sandwich Terminal, Chelsea Terminal and the General Partner will own such Sponsor Units and such Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances, security interests, equities, charges and other claims except restrictions on transferability described in the Prospectus or the General Partner Operating Agreement (as defined below).

          (i)    Valid Issuance of the Units. At the First Delivery Date, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Option Units on the First Delivery Date); at the First Delivery Date or the Second Delivery Date (as defined in Section 4 hereof), as the case may be, the Firm Units and the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly and validly authorized by the Partnership Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement—Limited Liability"). Other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at each Delivery Date.

          (j)    Ownership of the General Partner. At each Delivery Date, after giving effect to the Transactions, Global Petroleum, Montello Oil, Larea Holdings and Larea Holdings II will be the only members of the General Partner and will collectively own 100% of the outstanding membership interests in the General Partner; such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to each Delivery Date, the "General Partner Operating Agreement") and will be fully paid (to the extent required under the General Partner Operating Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the "Delaware LLC Act")); and Global Petroleum, Montello Oil, Larea Holdings and Larea Holdings II will own such membership interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus or the General Partner Operating Agreement), security interests, equities, charges and other claims.

          (k)   Ownership of the Operating Company. At each Delivery Date, after giving effect to the Transactions, the Partnership will be the sole member of the Operating Company with a 100% membership interest in the Operating Company; such membership interest will be duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended or restated at or prior to each Delivery Date, the "Operating Company Operating Agreement") and will be fully paid (to the extent required under the Operating Company Operating Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership will own such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or other claims except for liens created pursuant to the Credit Agreement.

          (l)    Ownership of the Operating Subsidiaries. At each Delivery Date, after giving effect to the Transactions, the Operating Company will directly or indirectly own 100% of the outstanding capital stock or membership interests, as the case may be, of each of the Operating Subsidiaries; all such stock or membership interests will be duly authorized and validly issued in accordance with the certificate of incorporation and bylaws or certificate of formation and limited liability company agreement of each Operating Subsidiary, as the case may be (collectively, the "Operating

  Subsidiaries Operative Documents" and, as to each individual Operating Subsidiary, the "Operating Subsidiary Operative Document") and will be fully paid and nonassessable (to the extent required in the applicable Operating Subsidiaries Operative Documents); and the owners will own all such stock or membership interests free and clear of all liens, encumbrances, security interests, equities, charges or other claims except for liens created pursuant to the Credit Agreement.

          (m)  No Other Subsidiaries. Other than its ownership of its 2.0% general partner interest in the Partnership and the Incentive Distribution Rights, the General Partner does not own, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership's ownership of a 100% membership interest in the Operating Company and (ii) the Operating Company's 100% direct or indirect ownership of the outstanding capital stock or limited liability company interest in each Operating Subsidiary, neither the Partnership nor the Operating Company owns, and at each Delivery Date, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

          (n)   No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of, any of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Entities other than as provided in the Prospectus and the Partnership Agreement or as have been waived. Except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Subordinated Units or other interests in the Partnership, (B) any membership interests in the General Partner or the Operating Company or (C) any shares of stock or membership interests, as applicable, in any Operating Subsidiary.

          (o)   Capitalization. As of March 31, 2005, the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein.

          (p)   Effective Date of Conversion. All Conversion Documents relating to the Conversion required to be filed will be filed prior to the First Delivery Date, and the Conversion will become effective under the laws of the State of Delaware prior to the First Delivery Date.

          (q)   Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement, and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. At each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery by the Partnership Entities of the Operative Agreements (as defined in Section 1(s) hereof) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

          (r)   Authorization of this Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Global Parties.

          (s)   Enforceability of Other Agreements. At or before the First Delivery Date:

              (i)  the General Partner Operating Agreement will have been duly authorized, executed and delivered by Global Petroleum, Montello Oil, Larea Holdings and Larea Holdings II and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

             (ii)  the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and the Organizational Limited Partner (as defined in the Partnership Agreement) and will be a valid and legally binding agreement of the General Partner and the Organizational Limited Partner, enforceable against the General Partner and the Organizational Limited Partner in accordance with its terms;

            (iii)  the Operating Company Operating Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

            (iv)  each of the Operating Subsidiaries Operative Documents will have been duly authorized, executed and delivered by the Operating Company and any other necessary parties, as applicable, and will be a valid and legally binding agreement of the respective parties, enforceable against the respective parties in accordance with its terms;

             (v)  the Omnibus Agreement will have been duly authorized, executed and delivered by each of the General Partner, the Partnership, the Operating Company and Global Petroleum [list other parties to the agreement] and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

            (vi)  the Credit Agreement will have been duly authorized, executed and delivered by the Partnership Entities and will be a valid and legally binding agreement of the Partnership Entities, enforceable against the Partnership Entities, in accordance with its terms;

           (vii)  the Contribution Documents and Conversion Documents will have been duly authorized, executed and delivered by Global Petroleum, Montello Oil, Larea Holdings, Larea Holdings II, Sandwich Terminal, Chelsea Terminal and the Partnership Entities party thereto and will be valid and legally binding agreements of such parties thereto, enforceable against such parties thereto in accordance with their respective terms;

    provided that, with respect to each agreement described in this Section 1(s) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

    The General Partner Operating Agreement, the Partnership Agreement, the Operating Company Operating Agreement, the Operating Subsidiaries Operative Documents, in each case, as they may be amended or restated at or prior to the First Delivery Date, the Omnibus Agreement, the Credit Agreement, the Contribution Documents and the Conversion Documents are herein collectively referred to as the "Operative Agreements."

          (t)    No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Entities, that are parties hereto and thereto, and the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents of any of the Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is or was a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities (other than liens created pursuant to the Credit Agreement), which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would have, individually or in the aggregate, a Material Adverse Effect.

          (u)   No Consents. Except for (i) the registration of the Units under the Securities Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters, (iii) such consents that have been, or prior to each Delivery Date will be, obtained, and (iv) as disclosed in the Prospectus, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Entities and the consummation of the transactions contemplated hereby and thereby (including the Transactions).

          (v)   No Default. None of the Partnership Entities (i) is in violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, which default or violation in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement or the Operative Agreements. To the knowledge of the Global Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default would, if continued, have a Material Adverse Effect.

          (w)  Conformity to Description of Units, Sponsor Units and Incentive Distribution Rights. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein, the Sponsor Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (x)   No Material Adverse Change. No Partnership Entity has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capitalization or long-term debt of any Partnership Entity or any material adverse change, or any development involving, or which may reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, properties, management, condition (financial or otherwise), stockholders' equity, partners' equity, members' equity, results of operations, properties business or prospects of the Partnership Entities, taken as a whole, otherwise than as set forth or contemplated in the

  Prospectus. Since the date of the latest audited financial statements included in the Prospectus, none of the Partnership Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities, taken as a whole otherwise than as set forth or contemplated in the Prospectus.

          (y)   Financial Statements. The historical financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus (and any amendment or supplement thereto) comply in all material respects with the applicable requirements under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The summary historical and pro forma financial and operating information set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) under the caption "Summary Historical and Pro Forma Financial and Operating Data" and the selected historical and pro forma financial and operating information set forth under the caption "Selected Historical and Pro Forma Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement and Prospectus (and any amendment or supplement thereto) (i) comply as to form in all material respects with the applicable requirements of Regulation S-X, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of such pro forma financial statements are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The other historical financial and statistical information and data included in the Prospectus are, in all material respects, fairly presented.

          (z)   Independent Public Accountants. Ernst & Young LLP, who has certified or shall certify certain financial statements of the Partnership Entities and Global Companies LLC and Affiliates, the Partnership's predecessor, whose report appears in the Prospectus and who has delivered the letters referred to in Section 7(j) hereof, were the independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.

          (aa) Title to Properties. At each Delivery Date, the Operating Company and the Operating Subsidiaries will have good and marketable title to all real property and good title to all personal property described in the Prospectus to be owned by the Operating Company and the Operating Subsidiaries, in each case free and clear of all liens, claims, security interests and other encumbrances except (i) as described, and subject to the limitations contained, in the Prospectus, (ii) that arise under the Credit Agreement, (iii) that arise from indebtedness expressly assumed by the Operating Company or any of the Operating Subsidiaries pursuant to the Contribution Documents, and (iv) as do not materially affect the value of such property taken as a whole and do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus; provided that, with respect to any real property and buildings held under lease by the Operating Company and the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Prospectus and are proposed to be used in the future as described in the Prospectus.

          (bb) Rights-of-Way. Following consummation of the Transactions and at each Delivery Date, each of the Partnership Entities will have such easements or rights-of-way from each person (collectively, "rights-of-way") as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Prospectus that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Prospectus, each of the Partnership Entities has, or at the time of purchase following consummation of the Transactions will have, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

          (cc) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance (including after giving effect to the Transactions), and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

          (dd) Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

          (ee) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Global Parties, threatened against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or Prospectus and are not described as required; and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described in the Registration Statement or Prospectus as required or filed as exhibits to the Registration Statement as required.

          (ff)  Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity on the one hand, and the directors, officers, stockholders, customers or suppliers of any Partnership Entity on the other hand that is required to be described in the Prospectus and is not so described.

          (gg) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the Rules and Regulations thereunder and the rules of the New York Stock Exchange (the "NYSE") that are effective and applicable to the Partnership.

          (hh) Loans to Directors and Officers. The Partnership Entities have provided true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by any of the Partnership Entities to any director or executive officer of any of the Partnership Entities or to any family member or affiliate of any director or executive officer of any of the Partnership Entities; and since July 30, 2002, none of the Partnership Entities has, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of any of the Partnership Entities, or to or for any family member or affiliate of any director or executive officer of any of the Partnership Entities; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of any of the Partnership Entities, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

          (ii)   Statistical Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

          (jj)   No Labor Dispute. No labor dispute with the employees of any Partnership Entity exists or, to the knowledge of each Global Party, is imminent or threatened and none of the Global Parties is aware of any existing, imminent or threatened labor disturbance by the employees of any of its lessors that would, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

          (kk) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.

          (ll)   Books and Records. Each Partnership Entity (i) makes and keeps books and records which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's general or specific authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (mm) Foreign Corrupt Practices Act, Etc. No Partnership Entity, nor any director, officer, agent, employee or other person associated with or acting on behalf of any Partnership Entity, has used any partnership, limited liability company or corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from partnership, limited liability company or corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (nn) Environmental Compliance. Except as disclosed in the Prospectus, the Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

          (oo) Effect of Environmental Laws. In the ordinary course of business, each Partnership Entity periodically reviews the effect of Environmental Laws on its business operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permits, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Partnership Entity has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

          (pp) Sufficiency of the Contribution Documents. The Contribution Documents were or will be legally sufficient to transfer or convey to the Partnership, the Operating Company and to the Operating Subsidiaries satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership, the Operating Company and the Operating Subsidiaries to conduct their operations (in all material respects as contemplated by the Prospectus), subject to the conditions, reservations and limitations contained in the Contribution Documents and those set forth in the Prospectus. The Partnership, the Operating Company and each Operating Subsidiary, as the case may be, upon execution and delivery of the Contribution Documents, succeeded or will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership included in the Prospectus, except as disclosed in the Prospectus and the Contribution Documents.

          (qq) Permits. Each of the Partnership Entities has, or at each Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Partnership Entities has, or at each Delivery Date will have, fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect; and none of such permits contains, or at each Delivery

  Date will contain, any restriction that is materially burdensome to the Partnership Entities considered as a whole.

          (rr)  Private Placement. The sale and issuance of the Sponsor Units to Global Petroleum, Larea Holdings, Larea Holdings II, Montello Oil, Sandwich Terminal and Chelsea Terminal and the Incentive Distribution Rights to the General Partner are exempt from the registration requirements of the Securities Act, the Rules and Regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.

          (ss)  No Distribution of Other Offering Materials. The Partnership Entities have not distributed and, prior to the later to occur of (i) the First Delivery Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

          (tt)  NYSE Listing. The Units have been approved for listing on the NYSE, subject only to official notice of issuance.

          (uu) Investment Company; Public Utility Holding Company. None of the Partnership Entities is now, and after the sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended or (ii) a "public utility company," a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, under the Public Utility Holding Company Act of 1935, as amended.

          (vv) Directed Unit Sales. None of the Directed Units distributed in connection with the Directed Unit Program (each as defined in Section 3 hereof) will be offered or sold outside the United States.

          (ww) Brokers. Except as described in the Prospectus, there are no contracts, agreements or understandings between any Global Party and any person that would give rise to a valid claim against any Global Party or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering of the Units.

          (xx) NASD Affiliations. To the Partnership's knowledge, there are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. ("NASD") and any of the General Partner's officers, directors or the Partnership's 5% or greater securityholders, except as set forth in the Registration Statement and Prospectus.

          (yy) Market Stabilization. The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

        2.    Purchase of the Units by the Underwriters.    On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell Firm Units to the several Underwriters, and each of Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Units, as Lehman Brothers Inc. may determine.

        In addition, the Partnership grants to the Underwriters an option to purchase up to 735,000 Option Units. Such option is exercisable in the event that the Underwriters sell more than the number of Firm Units in the offering and is exercisable as provided in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional units as Lehman Brothers Inc. may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Firm Units.

        The price of both the Firm Units and any Option Units shall be $[    ] per Common Unit.

        The Partnership shall not be obligated to deliver any of the Units to be delivered on any Delivery Date, except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

        3.    Offering of Units by the Underwriters.    Upon authorization by Lehman Brothers Inc. of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

        It is understood that approximately [            ] Firm Units (the "Directed Units") will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the NASD to employees of the Partnership and its subsidiaries and persons having business relationships with the Partnership and its subsidiaries who have heretofore delivered to Lehman Brothers Inc. offers or indications of interest to purchase Firm Units in form satisfactory to Lehman Brothers Inc. (such program, the "Directed Unit Program") and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by Lehman Brothers Inc. from the Partnership; provided, that under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Partnership or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Firm Units which are not purchased by such persons will be offered by Lehman Brothers Inc. to the public upon the terms and conditions set forth in the Prospectus.

        The Partnership agrees to pay all fees and disbursements incurred by Lehman Brothers Inc. in connection with the Directed Unit Program and any stamp duties or other taxes incurred by Lehman Brothers Inc. in connection with the Directed Unit Program.

        4.    Delivery of and Payment for the Units.    Delivery of and payment for the Firm Units shall be made at the offices of [Vinson & Elkins L.L.P., New York City, New York], at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between Lehman Brothers Inc. and the Partnership. This date and time are sometimes referred to as the "First Delivery Date." Delivery of Firm Units shall be made to Lehman Brothers Inc. for the account of each Underwriter against payment by the several Underwriters through Lehman Brothers Inc. of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the account specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Delivery of Firm Units shall be made through the facilities of The Depository Trust Company ("DTC") unless Lehman Brothers Inc. shall otherwise instruct.

        The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Partnership by Lehman Brothers Inc.; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by Lehman Brothers Inc., when the Option Units are to be delivered;

provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Units are delivered are sometimes referred to as a "Second Delivery Date" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "Delivery Date."

        Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between Lehman Brothers Inc. and the Partnership) at 10:00 A.M., New York City time, on such Second Delivery Date. Delivery of the Option Units shall be made to Lehman Brothers Inc. for the account of each Underwriter against payment by the several Underwriters through Lehman Brothers Inc. of the respective aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the account specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Delivery of Option Units shall be made through the facilities of DTC unless Lehman Brothers Inc. shall otherwise instruct.

        5.    Further Agreements of the Global Parties.    Each of the Global Parties, jointly and severally, covenants and agrees:

          (a)   Preparation of Prospectus and Registration Statement. To prepare the Prospectus in a form approved by Lehman Brothers Inc. and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein; to advise Lehman Brothers Inc., promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish Lehman Brothers Inc. with copies thereof; to advise Lehman Brothers Inc., promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

          (b)   Signed Copies of Registration Statements. To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

          (c)   Copies of Documents to Underwriters. To deliver promptly to the Underwriters such number of the following documents as Lehman Brothers Inc. shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify Lehman Brothers Inc. and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as Lehman Brothers Inc. may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

          (d)   Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Partnership or Lehman Brothers Inc., be required by the Securities Act or requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of Lehman Brothers Inc. to the filing.

          (e)   Reports to Security Holders. As soon as practicable after the Effective Date, to make generally available to the Partnership's security holders and to deliver to the Underwriters an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).

          (f)    Copies of Reports. For a period of two years following the Effective Date, to furnish or to make available via the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System to the Underwriters a copy of all materials furnished by the Partnership to its security holders (excluding any periodic income tax reporting materials) and all public reports and all reports and financial statements furnished by the Partnership to the principal national securities exchange or national securities association upon which the Common Units may be listed pursuant to requirements of or agreements with such exchange or association or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

          (g)   Qualifications. Promptly from time to time to take such action as Lehman Brothers Inc. may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as Lehman Brothers Inc. may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to qualify as a foreign limited partnership or to file a general consent to service of process in any jurisdiction in which it is not otherwise subject.

          (h)   Lock-up Period; Lock-up Letters. For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (such 180-day period, the "Lock-Up Period"), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than the Units and any Common Units issued pursuant to any employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of any options pursuant to any option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make a demand for or exercise any right to cause, or otherwise attempt to cause, to be filed a registration statement with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters, and to cause each of the Directed Unit Participants, Global Petroleum, Montello Oil, Larea Holdings, Larea Holdings II, Chelsea Terminal, Sandwich Terminal and each executive officer and director of the General Partner to furnish to the Underwriters, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto.

          Notwithstanding the foregoing paragraph, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc., on behalf of the Underwriters, waives such extension in writing.

          (i)    NYSE Listing. To apply for the listing of the Units on the NYSE, and to use its best efforts to effect that listing, subject only to official notice of issuance, prior to the First Delivery Date.

          (j)    Application of Proceeds. To apply the net proceeds from the sale of the Units as set forth in the Prospectus.

          (k)   Investment Company. To use its best efforts to ensure that no Partnership Entity, nor any subsidiary thereof, shall become an "investment company" as defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder for a period of five years after the latest Delivery Date.

          (l)    Rule 463. To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

        6.    Expenses.    Each of the Global Parties covenants and agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, that the Partnership will pay or cause to be paid all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (e) the costs and charges of any transfer agent or registrar; (f) the production and distribution of this Agreement, any supplemental agreement among the Underwriters any other related documents in connection with the offering, purchase, sale and delivery of the Units; (g) any required review by the NASD of the terms of sale of the Units; (h) the listing of the Units on the NYSE; (i) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(g) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (j) the offer and sale of the Units by the Underwriters in connection with the Directed Unit Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Unit Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; (k) the investor presentations on any "road show" undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any Internet road show, travel and lodging expenses of the representatives and officers of the appropriate Global Parties and the cost of any aircraft chartered in connection with the road show; and (l) all other costs and expenses incident to the performance of the obligations of the Global Parties under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters. The Underwriters will reimburse the Partnership for expenses that are incurred by the Partnership in connection with transactions contemplated hereby in an amount equal to 0.25% of the gross proceeds from the sale of Units (including from the sale of any Option Units.) Such reimbursement may be made by wire transfer of immediately available funds to such account or accounts designated by the Partnership or such other method as agreed to by the Parties following delivery of reasonably satisfactory documentation of the expenses to Lehman Brothers Inc.

        7.    Conditions of Underwriters' Obligations.    The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Global Parties contained herein, to the performance by the Global Parties of their obligations hereunder, and to each of the following additional terms and conditions:

          (a)   The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b)   No Underwriter shall have discovered and disclosed to any of the Global Parties on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion Baker Botts L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statement therein not misleading.

          (c)   All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Agreements, the Common Units, the Subordinated Units, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Global Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d)   Vinson & Elkins L.L.P. shall have furnished to the Underwriters their written opinions, as special counsel to the Partnership Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to Lehman Brothers Inc. to the effect set forth on Exhibit B hereto.

          (e)   Edward Faneuil, General Counsel of the General Partner, shall have furnished to the Underwriters his written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to Lehman Brothers Inc. to the effect set forth on Exhibit C hereto.

          (f)    [                        ] shall have furnished to the Underwriters its written opinions, as special counsel to Montello Oil, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to Lehman Brothers Inc., opining as to the due authorization, execution and delivery with respect to Montello Oil of the Operative Agreements to which Montello Oil is a party and the other matters set forth on Exhibit D hereto.

          (g)   Each of the following law firms shall have furnished to the Underwriters their written opinion, as special counsel to the Partnership Entities, regarding matters involving the law of the states indicated, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to Lehman Brothers Inc., substantially to the effect set forth on Exhibit D hereto:

      (i)
      [                                ] as to Maine;

      (ii)
      [                                ] as to New Hampshire;

      (iii)
      [                                ] as to Vermont;

      (iv)
      [                                ] as to Connecticut;

      (v)
      [                                ] as to New York; and

      (vi)
      [                                ] as to Rhode Island.

          (h)   The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and other related matters as Lehman Brothers Inc. may reasonably require, and the Global Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (i)    At the time of execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to Lehman Brothers Inc., addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (j)    With respect to the letter or letters of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the "initial letters"), the Partnership shall have furnished to the Underwriters a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

          (k)   The Global Parties shall have furnished to the Underwriters a certificate, dated such Delivery Date, signed on behalf of the Partnership by the Chief Executive Officer and Chief Financial Officer of the General Partner, stating that:

            (i)    the representations, warranties and agreements of the Global Parties in Section 1 are true and correct on and as of such Delivery Date, and the Global Parties have complied with all their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Delivery Date;

            (ii)   no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened;

            (iii)  no event contemplated by Subsection (l) of this Section 7 in respect of the Partnership Entities shall have occurred; and

            (iv)  they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) the Registration Statement, as of the Effective Time, and the Prospectus, as of its date and as of such Delivery Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Time no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus that has not been so set forth.

          (l)    Since the date of the latest audited financial statements included in the Prospectus (A) none of the Partnership Entities shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the Prospectus, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Partnership Entities, taken as a whole, and (B) there shall not have been any change in the capitalization or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, condition (financial or otherwise), stockholders' equity, partners' equity, members' equity, results of operations, properties, business or prospects of the Partnership Entities, other than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of Lehman Brothers Inc., so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (m)  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the judgment of Lehman Brothers Inc., impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (n)   The NYSE shall have approved the Units for listing, subject only to official notice of issuance.

          (o)   The Underwriters shall have received evidence satisfactory to them that each of the Transactions shall have occurred or will occur as of the First Delivery Date, including the concurrent closing of the new credit facility pursuant to the Credit Agreement, in each case as described in the Prospectus without modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to Lehman Brothers Inc. and which, in the judgment of Lehman Brothers Inc., do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the First Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (p)   All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

          (q)   The lock-up letters referred to in Section 5(h) hereof shall have been delivered to the Underwriters on or before the date of this Agreement and shall be in full force and effect each such Delivery Date.

        8.    Indemnification and Contribution.

          (a)   The Global Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any road show or investor presentations made to investors by the Partnership (whether in person or electronically) (the "Marketing Materials"); (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the omission or alleged omission to state in any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i), (ii) or (iii) above (provided that the Global Parties shall not be liable under this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and subject to Section 8(c) shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Global Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Global Parties may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

          (b)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Global Parties, their respective officers and employees, each of their respective directors and managers, and each person, if any, who controls any Global Party within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Global Party or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the omission or alleged omission to state in any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership by Lehman Brothers Inc. on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) , and subject to Section 8(c) shall reimburse the Global Party and any such director, manager, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Global Party or any such director, manager, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Global Parties or any such director, manager, officer, employee or controlling person.

          (c)   Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that Lehman Brothers Inc. shall have the right to employ counsel to represent jointly Lehman Brothers Inc. and the other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Global Parties under this Section 8 if, (i) the Global Parties and the Underwriters shall have so mutually agreed; (ii) the Global Parties have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Global Parties; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and any of the Global Parties, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Global Parties. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(a), then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for the Lehman Brothers Entities (as defined in Section 8(f)) for the defense of any loss, claim, damage, liability or action arising out of the Directed Unit Program. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement.

          (d)   If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(f) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Global Parties on the one hand and the Underwriters on the other from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Global Parties on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Global Parties on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, as set forth in the table on the cover page of the Prospectus, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Global Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Global Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

          (e)   The Underwriters severally confirm and the Global Parties acknowledge that the statements with respect to the public offering of the Units by the Underwriters set forth on the cover page of the Prospectus, the statements in the table following the first paragraph and the concession and reallowance figures in the fifth paragraph and the statements in the thirteenth, sixteenth, nineteenth and twenty-second paragraphs appearing under the caption "Underwriting" in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Global Parties by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

          (f)    The Global Parties, jointly and severally, agree to indemnify and hold harmless Lehman Brothers Inc. (including its directors, officers and employees) and each person, if any, who controls Lehman Brothers Inc. within the meaning of the Section 15 of the Securities Act ("Lehman Brothers Entities"), from and against any loss, claim, damage, expense, liability or any action in respect thereof to which any of the Lehman Brothers Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of any Global Party for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program; provided that, the Global Parties shall not be liable under this clause (iii) for any loss, claim, damage or liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Lehman Brothers Entities. The Global Parties, jointly and severally, shall reimburse the Lehman Brothers Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

        9.    Defaulting Underwriters.

        If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to Lehman Brothers Inc. who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to Lehman Brothers Inc. do not elect to purchase the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the Global Parties, except that the Partnership will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Units which a defaulting Underwriter agreed but failed to purchase.

        Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership for damages caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the non-defaulting Underwriters or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

        10.    Termination.    The obligations of the Underwriters hereunder may be terminated by Lehman Brothers Inc. by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(l) or 7(m), shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

        11.    Reimbursement of Underwriters' Expenses.    If the Partnership shall fail to tender the Units for delivery to the Underwriters at the First Delivery Date by reason of any failure, refusal or inability on the part of the Global Parties to perform any agreement on their part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Global Parties is not fulfilled, the Global Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and, upon demand, the Global Parties shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Global Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

        12.    Research Independence.    In addition, the Partnership acknowledges that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of its investment bankers. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters' investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

        13.    No fiduciary duty.    Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Partnership acknowledges and agrees that: (i) nothing herein shall create a fiduciary or agency relationship between the Partnership, on the one hand, and the Underwriters, on the other; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Partnership in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Partnership, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to the Partnership shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Underwriting Agreement to the contrary, you acknowledge that the Underwriters' may have financial interest in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to you by the Underwriters for the Units and the Underwriters have no obligation to disclose, or account to you for, any of such additional financial interests. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

        14.    Notices, Etc.    All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a)   if to any of the Global Parties, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Edward Faneuil (Fax: 781.398.9211);

          (b)   if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646.497.4815, with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022; provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to Lehman Brothers Inc., which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Global Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

        15.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Global Parties, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Global Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors and managers of the Global Parties, officers of the Global Parties who have signed the Registration Statement and any person controlling the Global Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        16.    Survival.    The respective indemnities, representations, warranties and agreements of the Global Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        17.    Definition of the Terms "Business Day" and "Subsidiary."    For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

        18.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of New York.

        19.    Counterparts.    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        20.    Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        If the foregoing correctly sets forth the agreement between the Global Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
GLOBAL PARTNERS LP
By:	Global GP LLC its general partner
By:

Name: Title:

GLOBAL GP LLC
By:

Name: Title:
GLOBAL OPERATING LLC
By:

Name: Title:
Accepted:
LEHMAN BROTHERS INC. KEYBANC CAPITAL MARKETS, A DIVISION OF MCDONALD INVESTMENTS, INC. RAYMOND JAMES & ASSOCIATES, INC. RBC CAPITAL MARKETS CORPORATION BANC OF AMERICA SECURITIES LLC
By:	LEHMAN BROTHERS INC.
By:
Arlene Salmonson Vice President

SCHEDULE 1

Underwriter	Number of Firm Units to Be Purchased
Lehman Brothers Inc.
KeyBanc Capital Markets, a Division of McDonald Investments Inc.
Raymond James & Associates, Inc.
RBC Capital Markets Corporation
Banc of America Securities LLC
TOTAL:	4,900,000

Exhibit A

LOCK-UP LETTER AGREEMENT

Lehman Brothers Inc.
KeyBanc Capital Markets, a Division of
    McDonald Investments Inc.
Raymond James & Associates, Inc.
RBC Capital Markets Corporation
Banc of America Securities LLC

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of common units (the "Common Units") representing limited partner interests in Global Partners LP, a Delaware limited partnership (the "Partnership"), and that the Underwriters propose to reoffer the Common Units to the public (the "Offering").

        In consideration of the execution of the Underwriting Agreement by the Underwriters and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make a demand for or exercise any right to cause, or otherwise attempt to cause, to be filed a registration statement with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 180th day after the date of the final prospectus relating to the Offering (such 180-day period, the "Lock-Up Period").

        Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc. waives such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the

A-1

expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

        In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

        It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from his obligations under this Lock-Up Letter Agreement.

        The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

        Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:	Name: Title:

Dated:                        , 2005

A-2

Exhibit B

Opinion of Vinson & Elkins L.L.P.

        1.    Formation and Qualification of the Partnership, the General Partner, the Operating Company, the Operating Subsidiaries, Larea Holdings and Larea Holdings II.    Each of the Partnership, the General Partner, the Operating Company, Larea Holdings, Larea Holdings II and each of the Operating Subsidiaries has been duly formed or incorporated and is validly existing in good standing as a limited partnership, limited liability company or corporation under the laws of the State of Delaware with full partnership, limited liability company or corporate power and authority, as the case may be, necessary to own or lease its properties currently owned or leased or to be owned or leased at each Delivery Date, to assume the liabilities assumed or to be assumed by it pursuant to the Contribution Documents and to conduct its business as currently conducted or to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement and the Prospectus, and each of them is duly registered or qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation in each jurisdiction set forth under its name on Annex 1 to this opinion.

        2.    Effectiveness of the Conversion.    The Conversion became effective under the laws of the State of Delaware prior to the date of the Underwriting Agreement.

        3.    Ownership of the General Partner Interest in the Partnership.    The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act").

        4.    Ownership of the Sponsor Units and the Incentive Distribution Rights.    The Sponsor Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 of the Delaware LP Act and otherwise by matters described in the Prospectus under the caption "The Partnership Agreement—Limited Liability"); and Global Petroleum owns 226,736 Common Units and 1,723,196 Subordinated Units, Larea Holdings owns 74,242 Common Units and 564,242 Subordinated Units, Larea Holdings II owns 37,121 Common Units and 282,121 Subordinated Units, Montello Oil owns 308,551 Common Units and 2,344,991 Subordinated Units, Sandwich Terminal owns 1,114 Common Units and 8,464 Subordinated Units and Chelsea Terminal owns 94,659 Common Units and 719,409 Subordinated Units and the General Partner owns 100% of the Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus, the Omnibus Agreement or the General Partner Operating Agreement), security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the respective states of organization of Global Petroleum, Montello Oil, Larea Holdings, Larea Holdings II, Chelsea Terminal, Sandwich Terminal or the General Partner naming any of them as debtor is on file as of a recent date in the applicable office of the respective states of their organization, or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

        5.    Valid Issuance of the Units.    The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly and validly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 of the Delaware LP Act and otherwise by matters described in the Prospectus under the caption "The Partnership Agreement—Limited Liability"); and, other than the Sponsor Units owned by Global Petroleum, Montello Oil, Larea Holdings, Larea Holdings II, Chelsea Terminal, Sandwich Terminal and the Incentive Distribution Rights owned by the General Partner, the Units will be the only limited partner interests of the Partnership issued and outstanding at the applicable Delivery Date.

        6.    Ownership of the General Partner.    Global Petroleum, Montello Oil, Larea Holdings and Larea Holdings II are the only members of the General Partner and collectively own 100% of the outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner Operating Agreement and are fully paid (to the extent required under the General Partner Operating Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Act (the "Delaware LLC Act"); and Global Petroleum, Montello Oil, Larea Holdings and Larea Holdings II own such membership interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus, the Omnibus Agreement or the General Partner Operating Agreement), security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the respective states of organization of Global Petroleum, Montello Oil, Larea Holdings and Larea Holdings II, naming any of them as debtor is on file as of a recent date in the applicable office of the respective states of their organization or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

        7.    Ownership of the Operating Company.    The Partnership is the sole member of the Operating Company with a 100% membership interest in the Operating Company; such membership interest has been duly authorized and validly issued in accordance with the Operating Company Operating Agreement and is fully paid (to the extent required under the Operating Company Operating Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

        8.    Ownership of the Operating Subsidiaries.    The Operating Company directly or indirectly owns 100% of the outstanding capital stock or membership interests of each Operating Subsidiary, as the case may be; all such stock or membership interests have been duly authorized and validly issued in accordance with the respective Operating Subsidiaries Operative Documents and are fully paid (to the extent required under the applicable Operating Subsidiaries Operative Documents) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the owners own all such stock or membership interests free and clear of all liens, encumbrances, security interests, equities, charges or other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware (except for any such financing statements filed pursuant to the Credit Agreement) or (ii) otherwise known to such counsel, without independent investigation, other than those created pursuant to the Credit Agreement.

        9.    No Preemptive Rights, Registration Rights or Options.    Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of the General Partner, the Partnership, the Operating Company, the Operating Subsidiaries, in each case pursuant to the General Partner Operating Agreement, the Partnership Agreement, the Operating Company Operating Agreement or the Operating Subsidiaries Operative Documents or, to the knowledge of such counsel, any other agreement or instrument listed as an exhibit to the Registration Statement to which the General Partner, the Partnership, the Operating Company, or the Operating Subsidiaries is a party or by which any of them may be bound. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the General Partner, the Partnership, the Operating Company or the Operating Subsidiaries, other than as described in the Prospectus, provided in the Partnership Agreement or as have been waived. To such counsel's knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Subordinated Units or other interests in the Partnership, (B) any membership interests in the General Partner or the Operating Company or (C) any shares of stock or membership interests, as applicable, in any Operating Subsidiary.

        10.    Authority.    The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and, (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. All corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery by the Partnership Entities of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, has been validly taken.

        11.    Authorization, Execution and Delivery of Agreement.    This Agreement has been duly authorized, executed and delivered by each of the Global Parties.

        12.    Enforceability of Other Agreements.

          (a)   The General Partner Operating Agreement has been duly authorized, executed and delivered by Larea Holdings and Larea Holdings II and, assuming due authorization, execution and delivery by each other party to the General Partner Operating Agreement, is a valid and legally binding agreement of Larea Holdings and Larea Holdings II, enforceable against each of them in accordance with its terms;

          (b)   the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and, assuming due authorization execution and delivery by the Organizational Limited Partner (as defined in the Partnership Agreement), is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

          (c)   the Operating Company Operating Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

          (d)   the Operating Subsidiaries Operative Documents have been duly authorized, executed and delivered by the Operating Company and any other necessary parties, as applicable, and is a valid and legally binding agreement of the respective parties, enforceable against the respective parties in accordance with its terms;

          (e)   the Omnibus Agreement has been duly authorized, executed and delivered by each of the General Partner, the Partnership and the Operating Company and, assuming due authorization, execution and delivery by Global Petroleum [list other parties] is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

          (f)    the Credit Agreement have been duly authorized, executed and delivered by the Partnership Entities and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and legally binding agreement of the Partnership Entities, enforceable against each of them in accordance with its terms; and

          (g)   the Contribution Documents and Conversion Documents have been duly authorized, executed and delivered by Larea Holdings, Larea Holdings II and the Partnership Entities that are parties thereto and, assuming due authorization, execution and delivery by the other parties thereto, the Contribution Documents that are governed by Delaware or New York law and the Conversion Documents are valid and legally binding obligations of Larea Holdings, Larea Holdings II and each of the Partnership Entities, enforceable against each of them in accordance with their terms;

  provided that, with respect to each agreement described in this paragraph 16, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

        13.    No Conflicts.    None of the offering, issuance and sale by the Partnership of the Units being delivered at such Delivery Date, the execution, delivery and performance of this Agreement or the Operative Agreements by the Partnership Entities that are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) will conflict with, result in a breach, default or violation (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities pursuant to, (i) the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement, certificate of incorporation or bylaws of each of the Partnership Entities, (ii) the Operative Agreements or any other agreement filed as an exhibit to the Registration Statement or (iii) the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the "DGCL"), the laws of the State of New York or federal law, which breaches, violations defaults or liens, in the case of clauses (ii) or (iii), would reasonably be expected to have a material adverse effect, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement or the Operative Agreements; provided, however, that no opinion is expressed pursuant to this paragraph 18 with respect to securities and other anti-fraud statutes, rules or regulations.

        14.    No Consents.    No consent, approval, authorization, order, registration, notice, filing or qualification ("consent") with any governmental authority under the Delaware LP Act, the Delaware LLC Act, the DGCL, New York law or federal law is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Entities that are parties hereto and thereto or the consummation by the Partnership Entities of the transactions contemplated hereby and thereby (including the Transactions) or for the conveyance of the properties located in the State of New York purported by be conveyed by the Contribution Documents, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents that (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement or the Operative Agreements and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions (other than those contemplated by the Credit Agreement), (iv) for such consents that, if not obtained, would not, individually or in the aggregate, have a material adverse effect, or (v) as disclosed in the Prospectus.

        15.    Descriptions and Summaries.    The statements in the Registration Statement and Prospectus under the captions "Cash Distribution Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—New Credit Agreement," "Business—Environmental," "Certain Relationships and Related Party Transactions," "Conflicts of Interest and Fiduciary Duties," "Description of the Common Units," "The Partnership Agreement" and "Investment in Global Partners LP by Employee Benefit Plans," insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions are accurate and complete in all material respects; and the Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus under the captions "Summary—The Offering," "Cash Distribution Policy," "Description of the Common Units" and "The Partnership Agreement."

        16.    Legal Proceedings or Contracts to be Described or Filed.    To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement or the Prospectus but are not so described as required, and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

        17.    Tax Opinion.    The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

        18.    Effectiveness of Registration Statement.    The Registration Statement was declared effective under the Securities Act on [            ], 2005; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

        19.    Form of Registration Statement and Prospectus.    The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Partnership prior to such Delivery Date (except for the financial statements and the notes and schedules thereto, and other financial and statistical data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

        20.    Investment Company; Public Utility Holding Company.    None of the Partnership Entities is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility company" or a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

        In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Global Parties, representatives of the independent public accountants of the Partnership and representatives of the Underwriters, at which the contents of the Registration Statement and Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except to the extent specified in paragraph 15 above), on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the independent registered public accounting firm's reports thereon (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the independent registered public accounting firm's reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) as of its issue date and as of such Delivery Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Global Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of New York, (D) with respect to the opinions expressed in paragraph 1 above as to the due qualification or registration as a foreign limited partnership, limited liability company or corporation, as the case may be, of the General Partner, the Partnership, the Operating Company, Larea Holdings, Larea Holdings II and the Operating Subsidiaries, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Annex I (each of which will be dated not more than fourteen days prior to such Delivery Date and shall be provided to the Underwriters), (E) state that they express no opinion with respect to any permits to own or operate any real or personal property, (F) state that they express no opinion with respect to the title of any of the Partnership Entities to any of their respective real or personal property purported to be transferred by the Contribution Documents nor with respect to the accuracy or descriptions of real or personal property (G) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject, and (H) rely on a certificate of an officer of the General Partner certifying that certain financial covenants in the Credit Agreement have been met in rendering their opinions expressed in paragraph 18.

Exhibit C

Opinion of Edward Faneuil

        21.    Formation and Qualification of Global Petroleum, Chelsea Terminal and Sandwich Terminal.    Each of the Global Petroleum, Chelsea Terminal and Sandwich Terminal has been duly incorporated or formed and is validly existing in good standing as a corporation, limited partnership or limited liability company under the laws of the State of Massachusetts with full corporate, limited partnership or limited liability company power and authority, as the case may be, necessary to own or lease its properties currently owned or leased or to be owned or leased at each Delivery Date, to assume the liabilities assumed or to be assumed by it pursuant to the Contribution Documents, and to conduct its business as currently conducted or to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement and the Prospectus, and each of them is duly registered or qualified to do business and is in good standing as a foreign corporation, limited partnership or limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not, individually or in the aggregate, (i) have a material adverse effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

        22.    Qualification of the Partnership Entities.    Each of the Partnership Entities is duly qualified to do business as a foreign entity and is in good standing in the State of Massachusetts.

        23.    Enforceability of Certain Agreements.

          (a)   The General Partner Operating Agreement has been duly authorized, executed and delivered by Global Petroleum and, assuming due authorization, execution and delivery by each other party to the General Partner Operating Agreement, is the valid and legally binding agreement of Global Petroleum, enforceable against Global Petroleum in accordance with its terms;

          (b)   the Omnibus Agreement has been duly authorized, executed and delivered by Global Petroleum and, assuming due authorization, execution and delivery by the other parties to the Omnibus Agreement, is the valid and legally binding agreement of Global Petroleum, enforceable against Global Petroleum in accordance with its terms;

          (c)   the Contribution Documents to which Global Petroleum, Sandwich Terminal and Chelsea Terminal are a party have been duly authorized, executed and delivered by each of them and, assuming due authorization, execution and delivery by the other parties thereto, the Contribution Documents that are governed by Massachusetts law are valid and legally binding obligations of Global Petroleum, Sandwich Terminal and Chelsea Terminal, enforceable against each of them in accordance with their terms;

provided that, with respect to each agreement described in this paragraph 5, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

        24.    Sufficiency of Contribution Documents.    Each of the Contribution Documents is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of Massachusetts as described in the Contribution Documents, subject to the conditions, reservations and limitations contained in the Contribution Documents, except motor vehicles or other property requiring conveyance of certificated title as to which the Contribution Documents are legally sufficient to compel delivery of such certificated title.

        25.    No Conflicts.    None of the offering, issuance and sale by the Partnership of the Units being delivered at such Delivery Date, the execution, delivery and performance of this Agreement, the Contribution Documents or the Credit Agreement by the Partnership Entities that are parties thereto and the consummation of the transactions contemplated hereby and thereby (including the Transactions) will conflict with, result in a breach, default (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or violation or imposition of any lien, charge or encumbrance (other than those arising under the Credit Agreement) upon any property or assets of the Partnership Entities pursuant to, (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel (excluding the Operative Agreements and any other agreements and instruments listed as exhibits to the Registration Statement) to which any of the Partnership Entities or their properties may be bound, (iii) any order, judgment, decree or injunction known to such counsel of any court or governmental agency or body of the State of Massachusetts to which any of the Partnership Entities or any of their properties is subject, or (iv) the laws of the State of Massachusetts (other than any federal or state securities laws or broker/dealer laws, as to which he need express no opinion), which breaches, violations or defaults would reasonably be expected to have a material adverse effect or materially impair the ability of the Partnership Entities, taken as a whole.

        26.    No Consents.    No consent, approval, authorization, order, registration, notice, filing or qualification ("Consent") with any governmental authority under the laws of the State of Massachusetts is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement, the Contribution Documents or the Credit Agreement by each Partnership Entity that is a party thereto, and the consummation of the transactions contemplated hereby and thereby (including the Transactions), except (i) for such Consents required under state securities or "Blue Sky" laws, as to which such counsel expresses no opinion, (ii) for such Consents that have been obtained or made, (iii) for such Consents that (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement, the Contribution Documents or the Credit Agreement (including the Transactions) and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions (other than those contemplated by the Credit Agreement), (iv) for such consents that, if not obtained, would not, individually or in the aggregate, have a material adverse effect, or (v) as disclosed in the Prospectus.

        27.    No Preemptive Rights, Registration Rights or Options.    To the knowledge of such counsel, except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of any of the Partnership Entities, in each case pursuant to any agreement or instrument to which Global Petroleum, Chelsea Terminal or Sandwich Terminal is a party or by which any of them may be bound (other than the General Partner Operating Agreement, the Partnership Agreement, the Operating Company Operating Agreement the Operating Subsidiaries Operative Documents and those agreements and instruments listed as exhibits to the Registration Statement).

        28.    Litigation.    Except as described in the Prospectus, to the knowledge of such counsel, there is no litigation, proceeding or governmental investigation pending or threatened against any of the Partnership Entities or to which any of the Partnership Entities is a party or to which any of their respective properties is subject, which, if adversely determined to such Partnership Entities, would reasonably be expected to have a material adverse effect.

        In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Global Parties, representatives of the independent public accountants of the Partnership and representatives of the Underwriters, at which the contents of the Registration Statement and Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead him to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the independent registered public accounting firm's reports thereon and (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the independent registered public accounting firm's reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) as of its issue date and as of such Delivery Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Global Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to Federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Massachusetts, (D) state that they express no opinion with respect to the title of any of the Global Parties to any of their respective real or personal property purported to be transferred by the Contribution Documents nor with respect to the accuracy or descriptions of real or personal property and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

Exhibit D

Form of Local Counsel Opinion

[Letterhead of Local Counsel]

        1.    Qualification of the General Partner, the Partnership and the Operating Company.    The General Partner, the Partnership and the Operating Company are each qualified and registered as a foreign limited partnership or foreign limited liability company, as applicable, in the State.

        2.    Power and Authority.    Each of the Partnership Entities has all limited partnership, limited liability company or corporate, as applicable, power and authority under the laws of State necessary to own of lease its properties and to conduct its business in State, in each case in all material respects as described in the Prospectus.

        3.    Limited Liability.    Upon the consummation of the Transactions, the Partnership will not be liable under the laws of State for the liabilities of the Operating Company or the Operating Subsidiaries, and the Unitholders will not be liable under the laws of State for the liabilities of the Partnership, the Operating Company or the Operating Subsidiaries except in each case to the same extent as under the laws of the State of Delaware.

        4.    Enforceability of Contribution Documents.    Each of the Contribution Documents governed by State law or relating to the transfer of property in State, assuming the due authorization, execution and delivery thereof by all parties thereto (and in the case of any Contribution Document that is governed by the laws of any jurisdiction other than State, to the extent that such Contribution Document is a validly and legally binding agreement under such law and that such law applies thereto) is a valid and legally binding agreement of the parties thereto under the laws of State, enforceable against such parties in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        5.    Sufficiency of Contribution Documents.    Each of the Contribution Documents is in a form legally sufficient under the laws of the State to convey to the transferee thereunder all of the right, title and interest of the transferor named therein in and to the properties located in the State, as described in such Contribution Document, subject to the conditions, reservations and limitations contained in the Contribution Documents, except for motor vehicles or other property requiring transfer of certificated title, as to which we render no opinion.

        6.    No Conflicts.    The offering, issuance and sale by the Partnership of the Units being delivered on any Delivery Date, the execution, delivery and performance of this Agreement, the Contribution Documents and the Credit Agreement by each Partnership Entity that is a party thereto, and the consummation of the transactions (including the Transactions) contemplated hereby and thereby, will not conflict with, result in a breach, default (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or violation or imposition of any lien charge or encumbrance upon any property or assets of the Partnership Entities pursuant to: (a) any order, judgment, decree or injunction known to such counsel of any court or governmental agency or body of the State to which any of the Partnership Entities or any of their properties is subject; or (b) any laws of the State (other than any federal or state (including the State) securities laws or broker/dealer laws, as to which such counsel need express no opinion), which breaches, violations or defaults would reasonably be expected to have a material adverse effect on the holders of the Units or the operations conducted in the State by of the Partnership Entities, taken as a whole.

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        7.    No Consents.    No consent, approval, authorization, order, registration, notice, filing or qualification ("Consents") of, with, to or at the direction of the State or any political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government ("Governmental Authority") of the State is required in connection with the offering, issuance and sale by the Partnership of the Units, delivery and performance of this Agreement, the Contribution Documents or the Credit Agreement by each Partnership Entity that is a party thereto, or the consummation of the Transactions by the Partnership Entities, except (i) for such Consents required under the federal securities laws or state (including the State) securities or "Blue Sky" laws, as to which such counsel need express no opinion, (ii) for such Consents that have been obtained or made, (iii) for such Consents that (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement, the Contribution Documents or the Credit Agreement and (C) are expected to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (iv) for the recording or filing of deeds of trust, financing statements and other documents as contemplated by the Credit Agreement, (v) for such Consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the operations conducted or to be conducted as described in the Prospectus in State, or (vi) as otherwise provided for or disclosed in the Prospectus.

        8.    Permits.    To such counsel's knowledge, each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of any Governmental Authority of the State ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not have, individually or in the aggregate, a material adverse effect upon the operations conducted or to be conducted in State as described in the Prospectus by the Partnership Entities. To such counsel's knowledge, none of the Partnership Entities has received any written notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect upon the operations conducted or to be conducted in State as described in the Prospectus by the Partnership Entities.

        In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Global Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to the laws of [State], and (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

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QuickLinks

SCHEDULE 1
Exhibit A LOCK-UP LETTER AGREEMENT
Exhibit B Opinion of Vinson & Elkins L.L.P.
Exhibit C Opinion of Edward Faneuil
Exhibit D Form of Local Counsel Opinion [Letterhead of Local Counsel]